SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by Party other than the Registrant [ ]
Check the appropriate box:
  [   ]  Preliminary Proxy Statement
  [   ]  Confidential, for Use of the Commission Only (as
         permitted by Rule 14-6(e)(2))
  [ X ]  Definitive Proxy Statement
  [   ]  Definitive Additional Materials
  [   ]  Soliciting Material Pursuant to Sec. 240.14a-12

                        BNP Residential Properties, Inc.


Payment of Filing Fee (Check the appropriate box):

  [ X ] No fee required.

  [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

  [   ]  Fee paid previously with preliminary materials

  [   ]  Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

BNP RESIDENTIAL PROPERTIES, INC.
-------------------------------------------------------------------------------
301 South College Street, Suite 3850, Charlotte, NC  28202-6024,
Telephone 704/944-0100


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 18, 2006

         The annual meeting of shareholders of BNP Residential Properties, Inc. will be held at the Hilton Charlotte & Towers Hotel, 222 East Third Street, Charlotte, North Carolina, on Thursday, May 18, 2006, at 10:00 a.m., for the following purposes:

1. To elect two directors; and
2. To transact such other business that may properly come before the meeting or any adjournments thereof.

         April 3, 2006, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        We cannot conduct the proposed business at the annual meeting unless the holders of a majority of the votes entitled to be cast are present in person or by proxy. Therefore, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                        By Order of the Board of Directors,


                                        PHILIP S. PAYNE

                                        Chairman

April 12, 2006

-------------------------------------------------------------------------------
                                    IMPORTANT
Shareholders can help the company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed proxy. Please mark, date, sign and return the enclosed proxy in order that the necessary quorum may be represented at the meeting. The enclosed envelope requires no postage if mailed in the United States.
-------------------------------------------------------------------------------

BNP RESIDENTIAL PROPERTIES, INC.
-------------------------------------------------------------------------------
301 South College Street, Suite 3850, Charlotte, NC  28202-6024,
Telephone 704/944-0100

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 18, 2006

April 12, 2006

GENERAL INFORMATION

The Board of Directors of BNP Residential Properties, Inc. (the "company") solicits the enclosed proxy in connection with the annual meeting of shareholders to be held on Thursday, May 18, 2006 at the Hilton Charlotte & Towers Hotel, 222 East Third Street, Charlotte, North Carolina. We expect to mail the proxy, proxy statement and notice of meeting to shareholders on April 13, 2006.

WHO CAN VOTE

Stockholders owning BNP Residential Properties, Inc. common stock as of the close of business on April 3, 2006, the record date, are entitled to vote at the annual meeting. A shareholder of record on the record date is entitled to one vote for each share held. At the close of business on April 3, 2006 there were 10,407,448 shares of common stock issued, outstanding and eligible to vote. If you own any shares in the company's Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy includes the number of shares you have in the plan on the record date, as well as the number of shares directly registered in your name.

ISSUES TO BE VOTED UPON

The following matters will be presented for consideration at the meeting:

     o The election of two directors.

The foregoing proposal is submitted on behalf of the Board of Directors. Other business may be addressed at the meeting if it properly comes before the meeting; however, we are not aware of any such other business.

HOW TO VOTE

You may vote your shares in person at the meeting or by proxy. We recommend that you vote your shares by proxy even if you plan to attend the meeting. If you choose to attend the meeting, please bring proof of stock ownership and proof of identification to the meeting.

If you are a registered shareholder--that is, you hold your shares directly registered in your own name--you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card.

If your shares are held in a stock brokerage account or in the name of a bank or other nominee on your behalf, your shares are held in "street name." The bank, broker or nominee is the registered shareholder and you are considered the beneficial owner of the shares. As the beneficial owner of these shares, you have the right to direct your broker, bank or nominee to vote your shares by following the voting instructions included with these materials from your broker, bank or nominee. If you want to vote shares that you hold in street name in person at the meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares, and present that proxy and proof of identification at the meeting.

CHANGING A VOTE

You may revoke your proxy at any time before voting begins on any proposal at the meeting. You may do this by filing with the Secretary of the company a written notice of your revocation, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person. If you attend the meeting, you may withdraw your proxy at the meeting and vote your shares in person. Executing your proxy will not, in any way, affect your right to attend the meeting, revoke your proxy and vote in person. If your shares are held in street name, you will need to contact your bank, broker or other nominee regarding revocation of proxies.

QUORUM REQUIRED TO HOLD THE MEETING

In order to conduct the meeting, a quorum of shareholders must be present. For purposes of all matters to be voted upon, the presence in person or by proxy of at least a majority of the shares of the company's common stock entitled to vote at the meeting will constitute a quorum. Abstentions and broker "non-votes" count as present for purposes of establishing a quorum at the meeting. If you return a valid proxy or vote in person, your shares will be counted for purposes of determining a quorum, even if you abstain from any matter introduced at the meeting.

WHAT VOTE IS REQUIRED

With respect to Proposal One, Election of Directors, the two nominees receiving the highest number of votes from the holders of common shares present at the meeting (in person or by proxy) will be elected. Abstentions on Proposal One, Election of Directors, will not be counted as votes cast and will have no effect on the result of the vote.

COUNTING VOTES

Every proxy returned in time to be voted at the meeting will be voted. If specific voting instructions are provided in the proxy, the shares represented by that proxy will be voted as instructed. If the proxy is executed but no instruction is given, the votes will be cast "FOR" the nominees for directors, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof, unless otherwise indicated.

VOTING RESULTS

The preliminary voting results will be announced at the meeting. The final voting results will be published in our quarterly report on Form-10Q for the second quarter of 2006.

PROXY SOLICITATION AND COSTS

The company will bear the costs of this solicitation. In addition to soliciting proxies by mail, we may also solicit proxies by personal interview or telephone. In addition to directors or officers of the company, certain independent solicitation agents may solicit proxies on our behalf. We have retained Corporate Communications, Inc. and American Stock Transfer & Trust Company to assist in identifying and contacting shareholders for soliciting proxies. We expect the cost of these services to be approximately $5,000, exclusive of certain other fees we pay to American Stock Transfer & Trust Company and Corporate Communications, Inc. related to the meeting.

DELIVERY OF PROXY MATERIALS

         Only one annual report for 2005 and proxy statement for the 2006 annual meeting is being delivered to multiple shareholders of record who share the same address and last name unless the company received contrary instructions from the affected shareholder. This practice is known as "householding." The company has been notified that certain brokers and banks that hold stock for their customers will also household annual reports and proxy statements. Each shareholder who resides at a householded address will be mailed a separate proxy card. The company will promptly deliver a separate paper copy of the annual report and proxy statement to a shareholder at a shared address to which to single copy of these documents was delivered upon receiving oral or written request from the shareholder. Oral notice should be made to our Investor Relations officer at 704/944-0100; written notice should be sent to BNP Residential Properties, Inc.,
Attn: Investor Relations, 301 S. College Street, Suite 3850, Charlotte, North Carolina 28202. Any shareholders of record sharing an address who now receive multiple copies of the company's annual report and proxy statement and who wish to receive only one copy of these materials per household in the future should likewise contact the company's Investor Relations officer by telephone or mail as instructed above.

A copy of our 2005 Annual Report on Form 10-K will be provided to any shareholder without charge (except for exhibits) upon written request to BNP Residential Properties, Inc., Attn: Investor Relations, 301 S. College Street, Suite 3850, Charlotte, North Carolina 28202.



                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

         Our Board of Directors consists of six directors. Our bylaws provide that directors' terms of office expire on a staggered basis. Terms of office for
W. Michael Gilley and Peter J. Weidhorn expire at the 2006 annual meeting of shareholders. Messrs. Gilley and Weidhorn are nominees for election to the Board of Directors to serve for a period of three years, until the 2009 annual meeting, or until each director's successor is elected and qualified.

         The current directors hold office for the terms described below or until their successors are elected and qualified. We have set forth below a listing and brief biography of each of the current directors, including those persons nominated for election to the Board of Directors:

          Name              Age                Position          Director Since
-------------------------- ------- ---------------------------- ----------------

Directors serving until the 2006 annual meeting:
W. Michael Gilley            50    Director                     December 1997
Peter J. Weidhorn            58    Director                     December 2001

Directors serving until the 2007 annual meeting:
Philip S. Payne              54    Chairman                     December 1997
Stephen R. Blank             60    Director                     May 1999

          Name              Age                Position          Director Since
-------------------------- ------- ---------------------------- ----------------

Directors serving until the 2008 annual meeting:
D. Scott Wilkerson           48    Director, President,
                                   Chief Executive Officer      December 1997
Paul G. Chrysson             51    Director                     December 1997

Philip S. Payne - Chairman of the Board of Directors. Mr. Payne joined BT Venture Corporation, which was subsequently purchased by the company, in 1990 as Vice President of Capital Markets Activities and became Executive Vice President and Chief Financial Officer in January 1993. He was named Treasurer in April 1995 and a Director in December 1997. In January 2004, Mr. Payne was named Chairman of the Board of Directors. From 1987 to 1990, he was a principal in Payne Knowles Investment Group, a financial planning firm. From 1983 to 1987, he was a registered representative with Legg Mason Wood Walker. From 1978 to 1983, Mr. Payne practiced law, and he currently maintains his license to practice law in Virginia. He received a BS degree from the College of William and Mary in 1973 and a JD degree in 1978 from the same institution. He is a member of the board of directors of the National Multi Housing Council and is a member of the Urban Land Institute (Multi Family Council - Gold). In addition, he is a member of the board of directors of Ashford Hospitality Trust, a REIT focused on the hospitality industry, and serves as chairman of its audit committee.

D. Scott Wilkerson - Director, President, Chief Executive Officer. Mr. Wilkerson joined BT Venture Corporation, which was subsequently purchased by the company, in 1987 and served in various officer-level positions, including Vice President of Administration and Finance and Vice President for Acquisitions and Development before becoming President in January 1994. He was named Chief Executive Officer in April 1995 and a Director in December 1997. From 1980 to 1986, Mr. Wilkerson was with Arthur Andersen LLP in Charlotte, North Carolina, serving as tax manager from 1985 to 1986. His specialization was in the representation of real estate investors, developers and management companies. Mr. Wilkerson received a BS degree in accounting from the University of North Carolina at Charlotte in 1980. He is a certified public accountant and licensed real estate broker. He serves on the boards of directors of the National Multi Housing Council and the National Apartment Association. He is a past president of both the Apartment Association of North Carolina and the Charlotte Apartment Association. He is active in various professional, civic and charitable activities.

Stephen R. Blank - Director. Mr. Blank is a Senior Fellow, Finance, with the Urban Land Institute, and has served in such capacity since 1998. From 1993 to 1998, he was the Managing Director for Real Estate Investment Banking with CIBC Oppenheimer Corp. He is an independent trustee of Ramco-Gershenson Properties Trust, and serves on the board of directors of MFA Mortgage Investments, Inc. Mr. Blank serves as the chair of the audit committees for both Ramco-Gershenson Properties Trust and MFA Mortgage Investments, Inc. He has over 20 years experience as a senior real estate investment banking officer, advising and evaluating a wide array of real estate companies, including publicly reporting companies.

Paul G. Chrysson - Director. Mr. Chrysson is President of C.B. Development Company, Inc., a developer of single-family and multi-family residential properties, and has served in that capacity since 1986. Mr. Chrysson is a member of the Board of Advisors of Wachovia Bank (Forsyth County). He is a former director of Triad Bank and United Carolina Bank (North Carolina) and has served on the boards of various charitable organizations. He has been a licensed real estate broker since 1974 and has been actively involved in construction since 1978.

W. Michael Gilley - Director. Mr. Gilley has been a private real estate investor and developer of single-family and multi-family residential properties since 1990. From January 1995 to January 1997, he was Executive Vice President of Greenbriar Corporation. He also served on their board of directors from September 1994 to September 1996. Greenbriar owned and operated assisted living and retirement centers. He has been a licensed real estate broker since 1984.

Peter J. Weidhorn -Director. Mr. Weidhorn is a consultant and private real estate investor in the multi-family housing market and has served in such capacity from 2003 to present. From 2000 to 2003, Mr. Weidhorn served as Director of Acquisitions for Westminster Management. From 1998 to 2000, he was Chairman of the Board, President and Director of WNY Group, Inc., a real estate investment trust that owned and operated 8,000 apartment units throughout New Jersey, Pennsylvania, Delaware and Maryland prior to its sale to the Kushner Companies. From 1981 to 1998, he was President of WNY Management Corp. Mr. Weidhorn serves on the boards of directors of Monmouth Real Estate Investment Corporation and The Community Development Trust, and is a past president of the New Jersey Apartment Association. Mr. Weidhorn currently serves as the chair of the audit committees of both Monmouth Real Estate Investment Corporation and The Community Development Trust. He has over 30 years of experience in the management, acquisition, and financing of commercial real estate. Mr. Weidhorn is a certified public accountant (inactive). He is active in various professional, civic and charitable activities.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the company recommends that the common shareholders vote FOR W. Michael Gilley and Peter J. Weidhorn as directors to hold office for three-year terms, expiring at the 2009 annual meeting of shareholders, or until their successors are elected and qualified.


                   BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

DIRECTOR INDEPENDENCE

         The rules of the American Stock Exchange require that at least a majority of the members of the Board must be independent as defined in such rules. With the exception of Philip S. Payne, our Chairman, and D. Scott Wilkerson, our President and Chief Executive Officer, our Board has affirmatively determined that the remaining members of our Board are independent as required by the rules of the American Stock Exchange and that a majority of the Board is therefore comprised of independent directors.

BOARD COMMITTEES

         The Board of Directors has three standing committees - the Audit Committee, the Management Compensation Committee and the Nominating Committee. Each of these committees has a written charter approved by the Board. A copy of each charter may be found on our website at www.bnp-residential.com (select Corporate Information, then Corporate Governance, then Board Committees).

Audit Committee

         The Audit Committee currently consists of Messrs. Blank (Chairman), Gilley and Weidhorn. All three members are considered "independent" under the rules of the American Stock Exchange. The committee engages the independent registered public accounting firm of the company and reviews with the independent registered public accounting firm the scope and results of the company's audits and the company's internal accounting controls.

Management Compensation Committee

         The Management Compensation Committee currently consists of Messrs. Weidhorn (Chairman), Blank and Chrysson. All three members are considered "independent" under the rules of the American Stock Exchange. The committee is responsible for ensuring that a proper system of short- and long-term compensation is in place to provide performance-oriented incentives to management.

Nominating Committee

         The Nominating Committee currently consists of Messrs. Chrysson (Chairman), Gilley and Blank. All three members are considered "independent" under the rules of the American Stock Exchange. The committee reviews and makes recommendations to the Board of Directors as to changes in size, composition, organization and operational structure of the Board and its committees; makes recommendations to the Board with respect to director nominees and nominees for appointment as members of the respective committees of the Board; and on an annual basis reports to the Board with an assessment of the Board's performance.

         In identifying potential candidates for nomination as a director, the Nominating Committee may use a variety of resources--including recommendations from management and current Board members, as well as inquiries to significant shareholders and others. The Nominating Committee also has the sole authority to retain and terminate any outside search firm it may deem appropriate. The Nominating Committee has not yet adopted specific minimum qualifications, qualities or skills for being named as a director of the company.

         The Nominating Committee does not currently have a policy for the consideration of director candidates recommended by shareholders. The Board believes it is appropriate for the company not to have such a policy in order to retain the maximum flexibility in reacting to such recommendations, depending on factors such as the Board's current composition and the nature of any recommendations.

COMMUNICATIONS WITH DIRECTORS

         Shareholders who wish to contact any of our directors, either individually or as a group, may do so by writing to them c/o Corporate Secretary, BNP Residential Properties, Inc., 301 S. College Street, Suite 3850, Charlotte, North Carolina 28202. Shareholder letters are screened by company personnel to filter out improper or irrelevant topics, such as solicitations. Correspondence involving an ordinary business matter will be forwarded to the company's management for handling to allow timely response to such matters. All other correspondence will be forwarded to the director to whom it was addressed. If no particular director is named, the communication will be forwarded to the appropriate committee chair depending on the subject matter. Any communication to the

Board may be sent to management to enable the company to research and assist in responding to the concern as appropriate.

  BOARD AND BOARD COMMITTEE MEETINGS

         The Board of Directors met thirteen times during the year ended December 31, 2005, including five special meetings. During 2005, the Board committees met as follows: Audit Committee, six times; Nominating Committee, one time; Management Compensation Committee, four times. All directors attended at least 75 percent of the meetings of the Board and of the committees on which they served. The independent members of the Board met in executive session during each in-person meeting of the Board.

ATTENDANCE AT ANNUAL MEETING

         We do not have a formal policy requiring directors' attendance at our annual meeting of shareholders, but encourage our directors to attend the meeting. Historically, all of our directors have attended our annual meetings of shareholders, and all of our directors attended our annual meeting of shareholders held in May 2005.

COMPENSATION OF DIRECTORS

         During 2005, we paid directors' fees to each director who is not an executive officer of the company. During the year ended December 31, 2005, Messrs. Blank, Chrysson, Gilley, and Weidhorn were each paid annual retainers of $12,000 plus fees totaling $9,250 each for participation in board meetings. Messrs. Wilkerson and Payne did not receive any compensation for their service as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of our Management Compensation Committee are Messrs. Weidhorn, Blank and Chrysson. All three members are considered "independent" as defined by rules of the American Stock Exchange. Mr. Weidhorn is identified below under "Certain Relationships and Related Transactions - BNP Residential Properties, Inc. and Preferred Investment I, LLC." Mr. Chrysson is identified below under "Certain Relationships and Related Transctions - BNP Residential Properties, Inc. and the Chrysson Parties."


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - COMMON STOCK

         The following table provides certain information regarding beneficial ownership of common stock as of March 28, 2006, by each person or group known to be the beneficial owner of more than 5% of the company's common stock.


                                                                                    Common Shares
                                                                                  Beneficially Owned
                 Name and address of beneficial owner                         Number
                                                                                                 Percent
----------------------------------------------------------------------- ------------------- -------------------
Cliffwood Partners LLC and affiliates                                         552,900             5.3%
   11726 San Vicente Blvd., #600, Los Angeles CA 90049

         The following table provides certain information regarding beneficial ownership of common stock as of March 28, 2006, by each of the directors and named executive officers, and by all directors and executive officers as a group.



                                                        Common Shares
                                                      Beneficially Owned
         Directors and Officers (1)                Number            Percent
-------------------------------------------- ------------------- --------------

Philip S. Payne (2)                               259,570              2.5%
D. Scott Wilkerson (3)                            163,343              1.6%
Stephen R. Blank                                    1,000              *
Paul G. Chrysson (4)                              293,766              2.8%
W. Michael Gilley (5)                             292,145              2.7%
Peter J. Weidhorn                                 469,817              4.5%
Pamela B. Bruno (6)                                70,621              *
Eric S. Rohm                                       30,000              *
All directors and executive officers
   as a group (8 persons) (7)                   1,580,262              14.2%
* Less than 1 percent.
(1) Address for each person listed herein is 301 South College Street, Suite 3850, Charlotte NC 28202.
(2)  Includes exercisable options for 100,000 shares of common stock.
(3)  Includes exercisable options for 50,000 shares of common stock.
(4) Includes 276,766 shares issuable (at the company's option) in satisfaction of the right to redeem the same number of units owned by Mr. Chrysson in the operating partnership.
(5) Includes 292,145 shares issuable (at the company's option) in satisfaction of the right to redeem the same number of units owned by Mr. Gilley in the operating partnership.
(6)  Includes exercisable options for 28,000 shares of common stock.
(7) Includes exercisable options for 178,000 shares and 568,911 shares issuable (at the company's option) in satisfaction of the right to redeem the same number of units in the operating partnership.


EQUITY COMPENSATION PLAN INFORMATION

         The following table provides summary information about securities issuable under our current Stock Option and Incentive Plan as of December 31, 2005.


                                                                                      Number of securities
                              Number of securities to       Weighted average        remaining available for
                              be issued upon exercise       exercise price of           future issuance
                              of outstanding options,     outstanding options,            under equity
       Plan category            warrants and rights        warrants and rights         compensation plans
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans
approved by security
holders                                 270,000                       $12.08                 633,000

Equity compensation plans
not approved by security
holders                                       -                            -                       -
                             -------------------------- -------------------------- --------------------------

Total                                   270,000                       $12.08                 633,000
                             ========================== ========================== ==========================


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BNP RESIDENTIAL PROPERTIES, INC. AND PREFERRED INVESTMENT I, LLC

During 2001 through 2003, we issued a total of 909,090 shares of our Series B Cumulative Convertible Preferred Stock to Preferred Investment I, LLC for net proceeds of $9.6 million. We redeemed these preferred shares in November 2005 on a one-for-one basis by issuing 909,090 shares of our common stock to Preferred Investment I, LLC, of which 454,545 were registered to Weidhorn Enterprises, a partnership between Peter J. Weidhorn and his wife.

Peter J. Weidhorn, the managing member of Preferred Investment I, LLC, ceased serving as the Series B Director on our Board of Directors when we redeemed the Series B shares and was named a regular director by our Board of Directors, to serve until the 2006 annual meeting of shareholders.

BNP RESIDENTIAL PROPERTIES, INC. AND THE CHRYSSON PARTIES

         In July 2004, we acquired Savannah Shores Apartments from members of a group that we refer to as the Chrysson Parties. We subsequently sold this property in October 2005 at a contract price of $22.75 million. The initial purchase price was $12.5 million, including assumption of $12.2 million in debt obligations and $0.2 million net operating liabilities in excess of operating assets acquired, and issuance of 7,695 operating partnership units with an imputed value of $0.1 million. The acquisition agreement provided for potential earn-out of additional purchase consideration of up to $1.7 million, which we paid through issuance of 130,770 operating partnership units in October 2005. In previous years during 1997 through 2002, we issued 1.5 million operating partnership common units to acquire eight apartment communities from this group.

         Messrs. Chrysson and Gilley, who serve on our Board of Directors, are members of the Chrysson Parties.

NOTES RECEIVABLE FROM MANAGEMENT

         In 1996 through 1999, Messrs. Wilkerson and Payne each borrowed $70,000 on an interest-free basis from the company. The loans are secured by shares of the company's common stock and are payable in full six months after termination of employment.


                             EXECUTIVE COMPENSATION

         The following tables provide information regarding the annual and long-term compensation of our chief executive officer, and the other most highly paid executive officers whose total salary and bonus exceeded $100,000 in 2005. We refer to them as the "named executive officers."

                           Summary Compensation Table

                                                                                            Long-term
                                                             Annual compensation           Compensation
                                                     ------------------------------------------------------
                                                                                         Restricted Stock
       Name and Principal Position           Year      Salary      Bonus      Other (1)     Awards (2)
-----------------------------------------------------------------------------------------------------------
D. Scott Wilkerson, President,               2005      $270,000     $     -   $184,500       $1,099,000
   Chief Executive Officer                   2004       228,750      11,250     59,189                -
                                             2003       225,000           -          -                -

Philip S. Payne, Chairman of the             2005       270,000           -          -        1,099,000
   Board of Directors                        2004       228,750      11,250     67,500                -
                                             2003       225,000           -          -                -

Eric S. Rohm, Vice President,                2005       180,000           -          -          471,000
   Secretary, General Counsel                2004       145,000      15,000          -
                                             2003       140,000           -          -

Pamela B. Bruno, Vice President,             2005       180,000           -          -          471,000
   Treasurer, Chief Financial Officer,       2004       145,000      15,000      8,100                -
   Assistant Secretary                       2003       136,250      18,750          -                -

Alex S. Burris, Vice President -             2005        80,770           -          -                -
   Operations

(1)  Amounts reflect the value realized in exercise of stock options.
(2) All restricted stock awards were nonvested at the date of grant, August 1, 2005, and will vest 10% per year beginning July 1, 2006, and on each July 1 thereafter until fully vested. All shares carry dividend and voting rights. As of December 31, 2005, all such shares were nonvested, and amounts and values of such restricted shares were 70,000 shares valued at $1,120,000 for each of Messrs. Wilkerson and Payne, and 30,000 shares valued at $480,000 for each of Mr. Rohm and Ms. Bruno.

         The following table provides information regarding exercises of stock options by named executive officers during 2005 as well as the value of unexercised stock options held by named executive officers as of December 31, 2005. No options were granted during the year ended December 31, 2005.

         Aggregated Option Exercises in 2005 and Year-end Option Values

                                                      Number of Securities
                        Number of                    Underlying Unexercised       Value of Unexercised
                          Shares        Value              Options at           In-the-Money Options at
                       Acquired in   Realized in        Fiscal Year End             Fiscal Year End
         Name            Exercise      Exercise    Exercisable/Unexercisable   Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------
D. Scott Wilkerson         50,000      $184,500        50,000             -       $143,750             -

Philip S. Payne                 -             -       100,000             -        331,250             -

Pamela B. Bruno                 -             -        30,000             -         95,000             -

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         In November 2005, the company executed definitive employment agreements and related restricted stock grants, effective August 1, 2005, with each of Philip S. Payne, Chairman of the Board of Directors, D. Scott Wilkerson, President and Chief Executive Officer, Pamela B. Bruno, Vice President, Treasurer and Chief Financial Officer, and Eric S. Rohm, Vice President, Secretary and General Counsel.

         The term of each agreement for Messrs. Payne and Wilkerson is three years. For each of Ms. Bruno and Mr. Rohm, the term is one year. Each agreement automatically renews daily for the applicable term unless prior written notice is given. Messrs. Payne and Wilkerson will each be paid a base salary of $300,000 per year. Ms. Bruno and Mr. Rohm will each be paid a base salary of $200,000 per year. The Board of Directors may grant an annual bonus to each executive at its discretion. The executives are also entitled to other customary employment benefits including health, life and supplemental insurance and paid time off.

         The Board also granted restricted stock awards as of August 1, 2005, to the executives discussed above. Messrs. Payne and Wilkerson each received 70,000 shares, and Ms. Bruno and Mr. Rohm each received 30,000 shares. The shares vest annually at the rate of 10% per year, subject to applicable change-of-control provisions discussed below. The restricted stock carries all rights of ownership, including the receipt of dividends. The full terms of the restricted stock grants are included in the employment agreements, copies of which are attached as exhibits to our 2005 Annual Report on Form 10-K.

         Upon termination by the company without cause or by the executive for good reason (as those terms are defined in the respective employment agreements), not in connection with a change in control, each executive will receive:

o a lump sum equal to the remaining employment term times the sum of the executive's current base salary and average annual bonuses earned over the three years prior to the effective date of termination; the executive also will be entitled to continued health, life and disability coverage for the remainder of the contract term or until securing other employment, subject to limitations imposed by tax laws and the company's plans;

o any unvested company stock options and unvested shares of restricted stock that would have vested during the remainder of the executive's employment terms will vest; and

o the executive will receive cash payments during the applicable remaining employment term equal to any dividend declared during that period on any shares of restricted stock that the executive forfeited as a result of his or her termination.

         Upon a change in control, or if the executive is terminated without cause in contemplation of a change in control, each executive will receive:

o a lump sum equal to his/her current base salary for the remaining employment term (unless the executive is offered and accepts employment with the acquiror);

o        a lump sum equal to the fair market value of 150,000 shares for Messrs.
         Payne and Wilkerson, and 25,000 shares for Ms. Bruno and Mr. Rohm;

o a lump sum equal to the sum of each Special Dividend Amount with respect to any Special Dividend paid while the executive is employed under the agreement and before a change in control; and

o full and immediate vesting of all company stock options and shares of restricted stock issued to the executive.

A Special Dividend is any dividend that exceeds previous customary amounts, exceeds cash flow from operations for the period, and follows a significant asset disposition or refinancing. The Special Dividend Amount is the product of the per share amount of a Special Dividend and 150,000 shares for Messrs. Payne and Wilkerson, and 25,000 shares for Ms. Bruno and Mr. Rohm.


                   MANAGEMENT COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Management Compensation Committee is providing this report to assist shareholders in understanding our objectives in establishing the compensation of our executive officers. The Management Compensation Committee is responsible for establishing and administering the company's executive compensation plan.

         We believe that the executive officers' compensation should:

o     Link rewards to business results and shareholder returns;

o Encourage creation of shareholder value and achievement of strategic objectives;

o Maintain an appropriate balance between base salary and short- and long-term incentive opportunity;

o     Attract and retain, on a long-term basis, high-caliber personnel; and

o Provide total compensation opportunity that is competitive with other REITs, taking into account relative company size and performance, as well as individual responsibilities and performances.

         There are three key components to the executive compensation program: base pay, short-term incentives and long-term incentives.

         Base pay for the executive officers is designed to be competitive with that paid by other REITs, considering the size of the company and individual responsibilities and performance. We review base pay for the executive officers annually.

         We base short-term incentives, generally cash payments, on the attainment of certain targeted performance results. These targets include measures such as total shareholder return, operating earnings, funds from operations, cash flow and increasing the size and diversity of our portfolio. Individual awards depend on our assessments of individual performance and the company's success in meeting the specified targets.

         Long-term incentives may include a variety of incentives, including stock options, stock appreciation rights, phantom stock and direct grants of the company's stock. The company has reserved 633,000 shares of common stock for issuance under the Stock Option and Incentive Plan that was adopted in 1994, as amended in 2005. As of December 31, 2005, options for 270,000 shares of common stock were outstanding.

2005 Compensation of the CEO

         D. Scott Wilkerson became president of the company on October 1, 1994, and was named chief executive officer in April 1995. Mr. Wilkerson's employment contract, effective August 1, 2005, provides for an initial base salary of $300,000, annual discretionary bonuses, and participation in an incentive compensation plan. The Management Compensation Committee determined Mr. Wilkerson's 2005 base salary of $300,000 in the same manner as described above for other executive officers.

                                      Management Compensation Committee

                                                 Peter J. Weidhorn
                                                 Stephen R. Blank
                                                 Paul G. Chrysson


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has reappointed Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

         Grant Thornton LLP has served as our principal independent registered public accounting firm since September 2005. The Audit Committee engaged Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005. The Audit Committee also approves in advance all engagements of Grant Thornton LLP for audit-related, tax and other services.

         Ernst & Young LLP served as our principal accountant and independent auditor from October 1996 until September 2005. The Audit Committee engaged Ernst & Young LLP to serve as our independent auditors for the fiscal years ending December 31, 2004, and through September 2005. In September 2005 the company dismissed Ernst & Young LLP as the principal accountant to audit the company's consolidated financial statements. The Audit Committee approved the decision to change accountants. Ernst & Young LLP's reports on the company's consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with Ernst & Young LLP's audits of the company's consolidated financial statements for the years ended December 31, 2004 and 2003, and through September 16, 2005, there have been no disagreements between the company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreement in its reports. No "reportable events" (as defined by Item 304(a)(1)(v) of Regulation S-K) occurred during the two most recent fiscal years and through September 2005.

         Ernst & Young LLP continues to provide tax compliance services. The Audit Committee also approves in advance all engagements of Ernst & Young LLP for audit-related, tax and other services.

         The following table reflects fees billed by Grant Thornton LLP and Ernst & Young LLP for services rendered to the company and its subsidiaries in 2005 and 2004:

                          Nature of Services                                   2005                      2004
----------------------------------------------------------------------- ------------------- -------------------
Grant Thornton LLP:

Audit fees -                                                                  $ 262,000         $         -
     For audit of our 2005 annual financial statements , audit of internal control over financial reporting (in 2005), and review of financial statements included in our Forms 10-Q for the periods ended March 31, June 30 and September 30, 2005

Audit-related fees -                                                             24,000                   -
     For services related to business acquisitions in 2005

All other fees - (none in 2005 or 2004)                                               -                   -

Ernst & Young LLP:

Audit fees -                                                                    140,000             224,000
     For review of financial statements included in our Forms 10-Q for the periods ended March 31 and June 30, 2005, and
     late/additional billings for audit services provided in 2004;
     and for audit of our 2004 annual financial statements and audit of internal control over financial reporting (in 2004)


                          Nature of Services                                   2005                      2004
----------------------------------------------------------------------- ------------------- -------------------
Audit-related fees -                                                             40,000             174,000
     For services related to business acquisitions, accounting
     consultations, SEC registration statements, and audit of the company's 401(k) plan (in 2004)

Tax fees -                                                                      130,000             115,000
     For tax compliance, tax advice, and tax planning

All other fees - (none in 2005 or 2004)                                               -                   -

         Grant Thornton LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the company or any of its subsidiaries in any capacity.

         Representatives of Grant Thornton LLP are expected to be available at the annual meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is responsible for monitoring the integrity of the company's consolidated financial statements, the company's system of internal controls, the company's risk management, and the qualifications and independence of the company's independent registered public accounting firm. The activities of the Audit Committee are governed by a written charter adopted by the Board of Directors.

         Management has the primary responsibility for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the company's internal control over financial reporting. The independent auditors are responsible for planning and carrying out a proper audit of the company's consolidated financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and attesting to management's assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not full time employees of the company.

          In fulfilling our oversight responsibilities, among other things, we reviewed and discussed with management and the independent auditors each of the unaudited quarterly financial statements and the audited financial statements included in our Annual Report. As part of each review, we discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. We reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees," as currently in effect. In addition, we have received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and we discussed with the independent auditors their independence.

         We discussed with the company's independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. The committee held six meetings during fiscal 2005.

         Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.


                                        Audit Committee

                                                   Stephen R. Blank
                                                   W. Michael Gilley
                                                   Peter J. Weidhorn


                                  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of the copies of the forms in its possession, and on written representations from certain reporting persons, the company believes that during 2005 all of its executive officers and directors filed the reports required under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

PROPOSALS OF SHAREHOLDERS FOR 2007 ANNUAL MEETING

         Any proposals by holders of common shares for inclusion in proxy solicitation material for the next annual meeting must be received at the BNP Residential Properties, Inc. executive offices no later than December 13, 2006, which is 120 days prior to the date of our 2006 proxy statement. However, if we hold our 2007 annual meeting before April 18 or after June 17, shareholders must submit proposals for inclusion in our 2007 proxy statement within a reasonable time before we begin to print our proxy materials.

         If a common shareholder wishes to present a proposal at the 2007 annual meeting, whether or not the proposal is intended to be included in the 2007 proxy material, our bylaws require that the shareholder give advance written notice to the secretary of the company by February 17, 2007, which is 90 days prior to the anniversary of our 2006 annual meeting.

         If a shareholder is permitted to present a proposal at the 2007 annual meeting but the proposal was not included in the 2007 proxy material, we believe that our proxy holder would have the discretionary authority expected to be granted by the proxy card (and as permitted under SEC rules) to vote on the proposal if the proposal was received after February 27, 2007, which is 45 calendar days prior to the anniversary of the mailing of this proxy statement.

                          STOCK PRICE PERFORMANCE GRAPH

         The following stock price performance graph compares the company's performance to the S&P 500 and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT") for the last five years. The stock price performance graph assumes an initial investment on December 31, 2000, of $100 in BNP Residential Properties, Inc. and the two indexes, and further assumes the reinvestment of all dividends.

         Equity REITs are defined as those that derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange and NASDAQ National Market System. Stock price performance is not necessarily indicative of future results.

[OBJECT OMITTED]


    Data points:

                            12/31/00     12/31/01     12/31/02      12/31/03     12/31/04     12/31/05
                        -------------------------------------------------------------------------------
    BNP                      $100.00      $155.18      $170.46       $214.17      $320.41      $339.53
    NAREIT                    100.00       113.93       118.29        162.21       213.43       239.39
    S&P 500                   100.00        88.11        68.64         88.33        97.94       102.75

P R O X Y                BNP RESIDENTIAL PROPERTIES, INC.

         Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be Held on May 18, 2006

The undersigned hereby:
o acknowledges receipt of the Notice of Annual Meeting of Shareholders of BNP Residential Properties, Inc. to be held on May 18, 2006, and the Proxy Statement in connection therewith;
o appoints D. Scott Wilkerson and Philip S. Payne (the "Proxies"), or either of them, each with the power to appoint a substitute; and
o authorizes the Proxies to represent and vote, as designated below, all the shares of common stock of BNP Residential Properties, Inc. held of record by the undersigned on April 3, 2006, at such Annual Meeting and at any adjournment(s) thereof.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for directors and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof, unless otherwise indicated.

1. ELECTION OF DIRECTORS
 (  )FOR all nominees                             (  )WITHHOLD AUTHORITY to vote
    (except as indicated to the contrary below)       for all nominees
  NOMINEES:  W. Michael Gilley, Peter J. Weidhorn
   Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

   __________________________________________________________________________

2. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments. ( )AUTHORITY GRANTED ( )WITHHOLD AUTHORITY



Dated _________________, 2006       ______________________________________


                                    ______________________________________
                                    Please sign exactly as your name appears hereon. When signing on behalf of a corporation, partnership, estate, trust or in any other representative capacity, please sign your name and title. For joint accounts, each joint owner must sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.